Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Victor J. Coleman, Chief Executive Officer, and Harout K. Diramerian, Chief Financial Officer of Hudson Pacific Properties, Inc. (the “Company”), hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. §1350, that:
(i) the Quarterly Report on Form 10-Q for the period ended June 30, 2026 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:	August 10, 2026	/s/ VICTOR J. COLEMAN
Victor J. Coleman Chief Executive Officer

Date:	August 10, 2026	/s/ HAROUT K. DIRAMERIAN
Harout K. Diramerian Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.